UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2025

EAGLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7830 Old Georgetown Road, Third Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)
(301) 986-1800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EGBN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On April 1, 2025, Eagle Bancorp, Inc. (the “Company”) furnished a proxy statement (the “Proxy Statement”) to its stockholders for the Company’s Annual Meeting of Stockholders to be held on May 15, 2025 (the “Annual Meeting”), including a proposal to approve the Company’s 2025 Equity Incentive Plan (the “2025 Plan”) as Proposal 4 in the Proxy Statement (“Proposal 4”).
After furnishing the Proxy Statement to stockholders, the Company was informed by Institutional Shareholder Services (“ISS”) that Proposal 4 received an unfavorable recommendation from ISS in part because the shareholder value transfer (“SVT”) for the 2025 Plan, as determined by ISS using its proprietary model, is greater than the benchmark calculated by ISS. A component of the ISS model for SVT is the potential value transfer of equity based on new, available and outstanding shares
Today, the Company is providing the following supplemental information to help stockholders evaluate Proposal 4 and to provide additional, clarifying information to assist ISS in applying its programmatic factors to evaluate the 2025 Plan.
As of April 30, 2025, the Company had:
•135,901 stock options outstanding, with a weighted average exercise price of $23.22 and a weighted average remaining term of 9.7 years under all plans
•767,772 “full-value” awards outstanding under all plans
•8,155 shares remaining available for issuance under our 2021 Equity Incentive Plan
•30,377,389 shares of common stock outstanding
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

Date: May 5, 2025	By:	/s/ Eric R. Newell
Eric R. Newell
Senior Executive Vice President, Chief Financial Officer